Exhibit 99.2

$4,000,000

WORKING CAPITAL

BRIDGE FACILITY AGREEMENT

dated 26 August 2004

between

MOSCOW CABLECOM CORP.
as Company

and

ZAO COMCOR - TV
as Borrower

and

AMATOLA ENTERPRISES LIMITED
as Lender

and

the other parties referred to herein

Skadden, Arps, Slate, Meagher & Flom (UK) LLP 40 Bank Street London E14 5DS

CONTENTS
Clause	Page

THIS AGREEMENT is dated 26 August 2004 and made between:

(1)         MOSCOW CABLECOM CORP (the "Company");

(2)         ZAO COMCOR-TV (the " Borrower");

(3)         THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as guarantors (together with the Company, the "Guarantors"); and

(4)         AMATOLA ENTERPRISES LIMITED (the "Original Lender").

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.          Definitions and Interpretation

1.1        Definitions

In this Agreement:

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Andersen Land Mortgage" means the Open-End Mortgage and Security Agreement dated 18 June 2003 between Andersen Land Corporation and Sovereign Bank.

"Auditors" means Pricewaterhouse Coopers or any other firm of accountants that the Company appoints with the prior written consent of the Lender.

"Authorisation" means an authorisation, concession, consent, approval, resolution, permit, licence, exemption, filing, notarisation or registration.

"Availability Period" means the period from and including the Closing Date to and including 31 May 2005.

"Available Commitment" means the Lender's Commitment minus:

(a)         the amount of its participation in any outstanding Loans; and

(b)         in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made on or before the proposed Utilisation Date;

"Available Facility" means the aggregate for the time being of the Lender's Available Commitment.

"Break Costs" means the amount (if any) by which:

(a)         the interest which the Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)         the amount which the Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in London for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York City, Moscow and Cyprus.

"Business Plan" means the business plan dated on or about the date hereof setting out the projected  expenditure of the  Group until 30 June 2005.

"Change of Control" means Moscow Telecommunications Corporation ceasing to control the Company. For the purposes of this definition "Control" means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(a)         cast, or control the casting of, more than 40% of the maximum number of votes that might be cast at a general meeting of the Company;
  (b)         appoint or remove all, or the majority, of the directors or other equivalent officers of the Company; or
  (c)         give directions with respect to the operating and financial policies of the Company with which the directors or other equivalent officers of the Company are obliged to comply.

"Closing Date" means the date (or, if such day is not a Business Day, the Business Day immediately following such date), that the Lender has notified the Borrower in writing is the date on which it has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) and each is in form and substance satisfactory to it.

"Commitment" means:

(a)         in relation to the Original Lender, the amount set out opposite its name under the heading " Commitment" in Part II of Schedule 1 (The Original Parties); and

(b)         in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

in each case to the extent not cancelled, reduced or transferred by it under this Agreement.

"Conversion Offering" means the offering of stock after the date hereof in mutual savings banks or equivalent financial institutions upon de-mutualisation of the same in which a member of the Group has an account as at the date hereof.

"Conversion Offering Stock" means the stock subscribed by a member of the Group in a mutual savings bank or equivalent financial institution upon the de-mutualisation of the same to the extent such stock was subscribed prior to the date hereof.

"Convertible Debenture" means the 10½% Convertible Subordinated Debenture due 2007 of the Company.

"Default" means an Event of Default or any event or circumstance specified in Clause 18 (Events of Default) that would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Disclosure Schedule" means the disclosure schedule delivered by the Company to the Lender in connection with the Subscription Agreement.

"Environment" means any and all living organisms (including man), ecosystems, gases, air, vapours, liquids, water, land, surface and sub-surface soils, rock and all other natural resources or part of such resources, including artificial or man-made buildings, structures or enclosures.

"Environmental Approval " means any Authorisation required under or in relation to Environmental Laws.

"Environmental Laws" means all international, national, federal, state or local statutes, orders, regulations or other law or subordinate legislation or common law concerning the Environment or health and safety that are binding on any member of the Group in the relevant jurisdiction in which that member of the Group has been or is operating (including by the export of its products or its waste to that jurisdiction).

"Equity Termination Event" means the exercise of Columbus Nova Investments VIII Ltd.'s rights or the Company's rights pursuant to section 8.01(e) of the Subscription Agreement.

"Event of Default" means any event or circumstance specified as such in Clause 18 (Events of Default).

"Facility" means $4,000,000 (four million dollars).

"Facility Office" means the office or offices notified by a Lender to the Borrower in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fee Letter" means the letter dated on or about the date hereof specified as such therein between the Original Lender and the Company.

"Final Maturity Date" means the date falling on the earlier of:

(a)          prior to the occurrence of the Equity Termination Event, 30th June 2005 and on or after the occurrence of the Equity Termination Event, the date falling one year after the date on which the Equity Termination Event occurs; and

(b)          the date on which any person or group of connected persons who are not on the date hereof shareholders in the Company own 20 per cent. or more of the equity share capital in the Company.

"Finance Document" means this Agreement, any Fee Letter and any other document designated as such by the Lender and the Company.

"Financial Indebtedness" means any indebtedness for or in respect of:

(c)          moneys borrowed;

(d)          any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(e)          any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(f)           the amount of any liability in respect of any lease or hire purchase contract that would, in accordance with GAAP, be treated as a finance or capital lease;

(g)          receivables sold or discounted (other than any receivables sold on a non-recourse basis);

(h)          any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(i)           any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(j)           any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(k)          the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Financial Statements" means the Original Financial Statements, the Annual Financial Statements (as defined in Clause 16.1(a)), the Quarterly Financial Statements (as defined in Clause 16.1(b)) and the Monthly Financial Statements (as defined in Clause 16.1(c)).

"GAAP" means generally accepted accounting principles in the United States.

"Group" means the Company and its Subsidiaries for the time being.

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

"Information Memorandum" means the Form 10-K and the Form 10-Q (and, in each case, each exhibit and document incorporated by reference therein), in each case, filed most recently prior to the date of this Agreement by the Company with the Securities and Exchange Commission of the United States.

"Intellectual Property Rights" means all know-how, patents, trademarks, service marks, designs, business names, domain names, topographical or similar rights, copyrights, database rights and other intellectual property rights and any interests (including by way of licence) in any of the foregoing (in each case whether registered or not and including all applications for the same).

"Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

"Lender" means:

(a)          the Original Lender; and

(b)          any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 19 (Changes to the Lender),

that in each case has not ceased to be a Party in accordance with the terms of this Agreement.

"LIBOR" means, in relation to any Loan, the rate as supplied to the Lender at its request quoted by the Reference Bank to leading banks in the London interbank market as at 11.00 a.m. on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

"Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

"Margin" means 13.25 (thirteen point twenty five) per cent. per annum or as amended from time to time in accordance with the Fee Letter.

"Material Adverse Effect"means in the opinion of the Lender a material adverse effect on:

(a)          the business, operations, property, condition (financial or otherwise) or prospects of any Obligor or the Group taken as a whole;

(b)          the ability of an Obligor to perform any of its obligations under the Finance Documents; or

(c)          the validity or enforceability of the Finance Documents or the rights or remedies of the Lender under any of the Finance Documents.

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)          if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)          if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

"Obligor" means the Borrower or a Guarantor.

"Original Financial Statements" means:

(a)          in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 29 February 2004;

(b)          in relation to each Obligor other than the Company, the Borrower and ABC Moscow Broadband Communication Limited, its financial statements for its financial year ended 29 February 2004; and

(c)          in relation to the Borrower and ABC Moscow Broadband Communication Limited, its financial statements for its financial year ended 31 December 2003.

"Party" means a party to this Agreement.

"Private Placement" means the acquisition by the Original Lender (or one of its Affiliates) of 35% of the fully diluted shares of the Company by virtue of a direct private placement of newly issued Series B Preferred Stock.

"Quotation Day" means, in relation to any period for which an interest rate is to be determined two Business Days before the first day of that period.

"Reference Bank" means Barclays Bank plc.

"Repeating Representations" means each of the representations set out in Clauses 15 (Representations) other than Clause 15.10.

"Restricted Person" means:

(a)          Moscow Telecommunications Corporation; or

(b)          any affiliate of Moscow Telecommunications Corporation (other than a member of the Group).

"Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

"Series A Preferred Stock" means the series of the Company's Series A Preferred Stock.

"Series B Preferred Stock" means the proposed new series of the Company's Series B Preferred Stock.

"Strategic Service Agreement Event" means the exercise of Columbus Nova Investments VIII Ltd.'s rights pursuant to section 8.01(f) of the Subscription Agreement.

"Subscription Agreement" means the subscription agreement between the Company and Columbus Nova Investments VIII Limited dated the date hereof.

"Subsidiary" means a subsidiary within the meaning of section 736 of the CompaniesAct 1985.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Term Loan Facility Agreement" means any term loan facility agreement entered into by, amongst others, the Original Lender and some or all of the Obligors for the purpose of refinancing the Facility.

"Total Commitments" means the aggregate of the Commitments being made available under this Agreement.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Lender and the Company.

"Transfer Date" means, in relation to a transfer, the later of:

(a)           the proposed Transfer Date specified in the Transfer Certificate; and

(b)           the date on which the Lender executes the Transfer Certificate.

"Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made.

"Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Requests).

"VAT" means value added tax charged under Russian law or the EC Sixth Council Directive (77/388/EC) and any law introduced to comply with or implement either of them and any law similar to or replacing any of them.

1.2          Construction

(a)           Unless a contrary indication appears, any reference in this Agreement to:                 (i)            the "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;                 (ii)           "assets" includes present and future properties, revenues and rights of every description;

                (iii)          a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;
                  (iv)          "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
                  (v)           a "person" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;
                  (vi)          a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

                (vii)         a provision of law is a reference to that provision as amended or re-enacted;

                (viii)         a time of day is a reference to London time; and

                (ix)          "dollars" or "$" means the lawful currency for the time being of the United States of America.

(b)           Section, Clause and Schedule headings are for ease of reference only.

(c)           Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)           A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

1.3           Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement other than the persons set forth in Clause 12.2 with respect to the benefit of the terms thereunder.  In any event, the consent of any third party is not required to change any agreement to which it is not a party.

SECTION 2
THE FACILITY

2.             The Facility

2.1           The Facility
                Subject to the terms of this Agreement, the Lender makes available to the Borrower a dollar term loan facility in an aggregate amount equal to its Commitment.

3.             Purpose

3.1           Purpose
                The Borrower shall apply all amounts borrowed by it under the Facility towards general working capital purposes of the Borrower including, for the avoidance of doubt, the purposes set out in the Business Plan.

3.2           Monitoring
                The Lender is not bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.             Conditions of Utilisation

4.1           Further conditions precedent
                The Lender will only be obliged to comply with Clause 5.3 (Lender's participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)            no Default is continuing or would result from the proposed Loan;

(b)            the Repeating Representations to be made by each Obligor are true in all material respects; and

(c)            neither the Equity Termination Event nor the Strategic Service Agreement Event has occurred.

SECTION 3
UTILISATION

5.             Utilisation

5.1           Delivery of a Utilisation Request
                The Borrower may utilise the Facility by delivery to the Lender of a duly completed Utilisation Request not later than 9am three Business Days prior to the proposed first Utilisation Date and not later than 11am five Business Days prior to any proposed subsequent Utilisation Date.

5.2           Completion of a Utilisation Request
                Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(a)            the proposed Utilisation Date is

                (i)             the Closing Date, with respect to the first proposed Utilisation Request;

                (ii)            a Business Day falling on or after 1 October 2004 and within the Availability Period, with respect to the second Utilisation Request; or

                (iii)           a Business Day falling on or after 1 November 2004 and within the Availability Period, with respect to the third Utilisation Request;

(b)            the amount of the loan referred to in the first Utilisation Request is equal to $2,000,000;

(c)            the amount of the loan referred to in any subsequent Utilisation Request is equal to $1,000,000;

(d)            only three Utilisation Requests may be requested; and

(e)            with respect to any Utilisation Request other than the first Utilisation Request, the Borrower has certified in writing to the Lender that the proceeds of any previous Loan has been applied in accordance with the terms of the Business Plan.

5.3           Lender's participation
                If the conditions set out in this Agreement have been met, the Lender shall make the Loan available by the Utilisation Date through its Facility Office.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6.             Repayment

6.1           Repayment of Loans
                All Loans shall be repaid in full on the Final Maturity Date.

7.             Prepayment and cancellation

7.1           Illegality
                If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)            upon the Lender notifying the Company, all of the Commitments of the Lender will be immediately cancelled; and

(b)            the Borrower shall repay the Lender's participation in the Loans (together with all accrued interest in respect of such Loans and all other amounts accrued under the Finance Documents) on the last day of the Interest Period for each Loan occurring immediately after the Lender has notified the Company or, if earlier, the date specified by the Lender to the Borrower in such notice (being no earlier than the last day of any applicable grace period permitted by law).

7.2           Change of control

If a Change of Control occurs:

(a)            the Company shall promptly notify the Lender upon becoming aware of that event; and

(b)            the total Commitments shall be immediately cancelled and all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents shall become immediately due and payable.

7.3           Voluntary prepayment of Loans

The Borrower may, at any time after the exercise by the Borrower or Columbus Nova Investments VIII Ltd. of a right under any sub-paragraphs of section 8.01 of the Subscription Agreement, if it gives the Lender not less than 5 Business Days' prior notice, prepay the whole or any part of the outstanding Loans (but, if in part, no less than an aggregate being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000).

7.4           Restrictions

(a)            Any notice of prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the prepayment is to be made and the amount of that prepayment.

(b)            Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)            The Borrower may not reborrow any part of the Facility that is prepaid.

(d)            The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)            No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)             Any prepayments made under Clause 7.3 shall be applied in prepayment of Loans in the same order in which such Loans were advanced hereunder.

SECTION 5
COSTS OF UTILISATION

8.             Interest

8.1           Calculation of interest

(a)            The rate of interest on each Loan for each Interest Period commencing on or prior to the occurrence of an Equity Termination Event is the Margin.

(b)            Upon the occurrence of an Equity Termination Event, the rate of interest on each Loan for each Interest Period commencing after the Equity Termination Event is the percentage rate per annum which is the aggregate of 4.25 per cent. per annum and LIBOR.

8.2           Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period applicable to such Loan.

8.3           Default interest

(a)            If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate of 14 per cent. per annum as if the overdue amount had constituted a Loan in dollars for successive Interest Periods, each of a duration selected by the Agent acting reasonably.  Any interest accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Lender.

(b)            Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4           Reimbursement of Interest

(a)            If an Equity Termination Event occurs, the Lender shall pay the Borrower an amount equal to the excess, if any, of (i) the amount of interest paid by the Borrower pursuant to Clause 8.2 prior to the occurrence of the Equity Termination Event together with the amount of interest payable (if actually paid) with respect to the Interest Period, if any, which commences on the date of the Equity Termination Event and (ii) the amount of interest that would have been payable by the Borrower with respect to the same Interest Periods for which interest has been calculated under paragraph (i) above determined as if the rate of interest applicable to each such Interest Period had been the percentage rate per annum which is the aggregate of 4.25 per cent. per annum and LIBOR for each such Interest Period (the "Excess").

(b)            The Lender's undertaking set out in Clause 8.4(a) shall be fully discharged, with no further liability accruing therefor, by the deduction of an amount equal to the Excess from accrued and unpaid interest hereunder and (to the extent that such Excess exceeds unpaid interest hereunder) from a matured obligation to repay principal hereunder.

9.             Interest Periods

9.1           Interest Periods

(a)            Subject to Clause 8.3(a) and the other provisions of this Clause 9, each Interest Period shall be a period of one Month.

(b)            An Interest Period for a Loan shall not, and the Agent may shorten the Interest Period to ensure that an Interest Period for a loan shall not, extend beyond the Final Maturity Date.

(c)            Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2           Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3           Break Costs

Other than with respect to all Loans being repaid on application of any proceeds of loans advanced under the Term Loan Facility Agreement and a prepayment pursuant to Clause 7.3, the Borrower shall on demand by the Lender, pay to the Lender its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

9.4           Consolidation of Loans

If two or more Interest Periods end on the same date, those Loans will be consolidated into, and treated as, a single Loan on the last day of the Interest Period.

10.           Changes To The Calculation Of Interest

10.1         Market Disruption

(a)            If a Market Disruption Event occurs in relation to a Loan for any Interest Period commencing after the Equity Termination Event, then the rate of interest on the Loan for the Interest Period shall be the rate per annum which is the sum of:

                (i)            3 per cent. per annum; and

                (ii)            the rate determined by the Lender which expresses as a percentage rate per annum the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)            In this Agreement "Market Disruption Event" means, with respect to any Interest Period commencing after the Equity Termination Event, at or about noon on the Quotation Day for the relevant Interest Period the Reference Bank is not able to supply a LIBOR rate to the Lender for the relevant currency and Interest Period.

10.2         Alternative basis of interest or funding

(a)            If a Market Disruption Event occurs and the Lender or the Company so requires, the Lender and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)            Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of the Lender and the Company, be binding on all parties.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

11.           Tax gross up and indemnities

11.1         Definitions

(a)            In this Agreement:

"Protected Party" means the Lender if it is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Qualifying Lender" means the Lender if:

                (i)             it is treated as a resident of a Treaty State for the purposes of the Treaty; and

                (ii)            it does not carry on a business in the Russian Federation through a permanent establishment with which the Lender's participation in the Loan is effectively connected.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

"Tax Payment" means either the increase in a payment made by an Obligor to the Lender under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).

"Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the Russian Federation which makes provision for full exemption from tax imposed by the Russian Federation on interest.

(b)           Unless a contrary indication appears, in this Clause 11 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

11.2        Tax gross-up

(a)           Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)           The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction)  notify the Lender accordingly.   Similarly, the Lender shall notify the Company on becoming so aware in respect of a payment payable to the Lender.

(c)           If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)           An Obligor is not required to make an increased payment to the Lender under paragraph (c) above for a Tax Deduction in respect of tax imposed by the Russian Federation from a payment of interest on a Loan, if on the date on which the payment falls due:

                (i)            the payment could have been made to the Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

                (ii)           the Lender is a Qualifying Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had the Lender complied with its obligations under paragraph (g) below.

(e)           If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)            Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Lender entitled to the payment evidence reasonably satisfactory to the Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)           A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

11.3        Tax indemnity

(a)           The Company shall (within three Business Days of demand by the Protected Party) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)           Paragraph (a) above shall not apply:

                (i)            with respect to any Tax assessed on the Lender:

                                (A)          under the law of the jurisdiction in which that Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Lender is treated as resident for tax purposes; or

                                (B)          under the law of the jurisdiction in which the Lender's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Lender; or

                (ii)           to the extent a loss, liability or cost:

                                (A)          is compensated for by an increased payment under Clause 11.2 (Tax gross-up); or

                                (B)          would have been compensated for by an increased payment under Clause 11.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 11.2 (Tax gross-up) applied.

(c)           A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Lender of the event which will give, or has given, rise to the claim, following which the Lender shall notify the Company.

(d)           A Protected Party shall, on receiving a payment from an Obligor under this Clause 11.3, notify the Lender.

11.4        Tax Credit

If an Obligor makes a Tax Payment and the Lender determines that:

(a)           a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)           the Lender has obtained, utilised and retained that Tax Credit,

the Lender shall pay an amount to the Obligor which the Lender determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

11.5        Stamp taxes

The Company shall pay and, within three Business Days of demand, indemnify the Lender against any cost, loss or liability the Lender incurs in relation to all capital, stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

11.6        Value added tax

(a)           All amounts set out, or expressed to be payable under a Finance Document by any Party to the Lender that (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT that is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by the Lender to any Party under a Finance Document, that Party shall pay to the Lender (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and the Lender shall promptly provide an appropriate VAT invoice to such Party).

(b)           Where a Finance Document requires any Party to reimburse the Lender for any costs or expenses, that Party shall also at the same time pay and indemnify the Lender against all VAT incurred by the Lender in respect of the costs or expenses to the extent that the Lender reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of such VAT.

12.          Other indemnities

12.1        Currency indemnity

(a)           If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

                (i)            making or filing a claim or proof against that Obligor;

                (ii)           obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify the Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)           Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

12.2        Other indemnities

The Company shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Lender or any affiliate of the Lender, and any officer, director, employee or agent of the Lender or such affiliate, against any cost, loss or liability incurred by that person as a result of:

(a)           the occurrence of any Event of Default;

(b)           a failure by an Obligor to pay any amount due under a Finance Document on its due date;

(c)           funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made (other than by reason of default or negligence by the Lender alone); or

(d)           a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower or the Company; or

13.          Costs and expenses

13.1        Transaction expenses

The Company shall promptly on demand pay the Lender the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing and execution of:

(a)           this Agreement and any other documents referred to in this Agreement; and

(b)           any other Finance Documents executed after the date of this Agreement.

13.2        Amendment costs

If an Obligor requests an amendment, waiver or consent, the Company shall, within three Business Days of demand, reimburse the Lender for the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

13.3        Enforcement costs

The Company shall, within three Business Days of demand, pay to the Lender the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by the Lender in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
GUARANTEE

14.          Guarantee and indemnity

14.1        Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)           guarantees to the Lender punctual performance by the Borrower of all its obligations under the Finance Documents;

(b)           undertakes with the Lender that whenever the Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)           indemnifies the Lender immediately on demand against any cost, loss or liability suffered by the Lender if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which the Lender would otherwise have been entitled to recover.

14.2        Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

14.3        Reinstatement

If any payment by an Obligor or any discharge given by the Lender (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)           the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)           the Lender shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

14.4        Waiver of defences

The obligations of each Guarantor under this Clause 14 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 14 (without limitation and whether or not known to it or the Lender) including:

(a)           any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)           the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)           any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)           any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)            any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)           any insolvency or similar proceedings.

14.5        Immediate recourse

Each Guarantor waives any right it may have of first requiring the Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 14.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

14.6        Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, the Lender (or any trustee or agent on its behalf) may:

(a)           refrain from applying or enforcing any other moneys, security or rights held or received by the Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)           hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 14.

14.7        Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)           to be indemnified by an Obligor;

(b)           to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

(c)           to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Lender under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by the Lender.

14.8        Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender.

14.9        US Obligors

Notwithstanding any other provision of this Clause 14 the obligations of AGI Technology, Inc., Ney Technology, Inc. Andersen Land Corp., New Jersey Precious Metals, Inc. (each a "U.S. Obligor") in its capacity as a Guarantor under this Clause 18 shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Bankruptcy Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of such U.S. Obligor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such U.S. Obligor in respect of intercompany indebtedness to the Borrower or Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such U.S. Obligor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such U.S. Obligor pursuant to (i) applicable law or (ii) any agreement providing for an equitable allocation among such U.S. Obligor and other Affiliates of the Borrower of obligations arising under guarantees by such parties.

SECTION 8
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

15.          Representations

Each Obligor makes the representations and warranties set out in this Clause 15 in respect of itself and each of its Subsidiaries to the Lender on the date of this Agreement.

15.1        Status

(a)           It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)           It has the power to own its assets and carry on its business as it is being conducted.

15.2        Binding obligations

The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations.

15.3        Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)           any law or regulation applicable to it;

(b)           its constitutional documents; or

(c)           other than as set forth in paragraph 3.03(c) of the Disclosure Schedule, any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets.

15.4        Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

15.5        Validity and admissibility in evidence

All Authorisations required or desirable:

(a)           to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)           to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

15.6        Governing law and enforcement

(a)           The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b)           Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.

15.7        Tax

(a)           It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

(b)           Other than as set forth in paragraph 3.16(b) of the Disclosure Schedule, it is not overdue in the filing of any tax returns or filings.

(c)           It is not overdue in the payment of any material amount of, or in respect of, any Tax.

15.8        No filing or stamp taxes

Under the law of its jurisdiction of incorporation and tax residence (if different) it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

15.9        No default

(a)           No Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)           No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument that is binding on it or to which its assets are subject that might have a Material Adverse Effect.

15.10     No misleading information

(a)           Any factual information provided by any member of the Group for the purposes of the Information Memorandum or otherwise in connection with or as required by the Finance Documents was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)           Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

15.11      Financial statements

(a)           Its latest Financial Statements supplied under this Agreement were prepared in accordance with GAAP consistently applied.

(b)           Its latest Financial Statements supplied under this Agreement present a true and fair view (in the case of audited Financial Statements) and fairly represent (in the case of unaudited Financial Statements) its financial condition and operations (consolidated in the case of the Company) during the relevant financial year.

(c)           There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since 29 February 2004.

15.12      Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

15.13     No proceedings pending or threatened

Other than as set forth in paragraph 3.08 of the Disclosure Schedule, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have been started or threatened against it.

15.14     Assets

Except with respect to any Security permitted by Clause 17.3 (Negative Pledge), it is the legal and beneficial owners of all its material assets and no other Security exists over any of its assets.

15.15      Financial Indebtedness

It does not have any Financial Indebtedness outstanding which is not permitted by the terms of this Agreement.

15.16      Insolvency

None of the circumstances or events described in Clauses 18.5 (Insolvency) to 18.7 (Creditor's Process) (inclusive) applies to it.

15.17      Intellectual Property Rights

(a)           It owns or has licensed to it all the Intellectual Property Rights that are needed or required in order to carry on its business in all material respects as it is being conducted and as contemplated and it has not received notice that in carrying on its business, it infringes any Intellectual Property Rights of any third party in any respect;

(b)           None of the Intellectual Property Rights is, to its knowledge, being infringed nor, to its knowledge, is there any threatened infringement of those Intellectual Property Rights, by any third party.

15.18      Pension Schemes

Other than as set forth in paragraph 3.14 of the Disclosure Schedule, it is in compliance with all applicable laws and contracts relating to the pension schemes (if any) for the time being operated by it or in which it participates, and each such pension scheme is adequately funded or accrued for based on reasonable actuarial assumptions and recommendations and as required by law.

15.19     Environmental Laws

Other than as set forth in paragraph 3.10 of the Disclosure Schedule, each member of the Group is in compliance with all Environmental Laws or Environmental Approvals.

15.20      Factual Information and the Business Plan

(a)           All factual information provided by or on behalf of any member of the Group to the Lender was true in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given.

(b)           All expressions of opinion or intention given by or on behalf of any member of the Group as set out in the Business Plan were arrived at after careful consideration.

(c)           The Business Plan sets out how the proceeds of all loans available under this Agreement shall be applied.

15.21     Material Subsidiaries

As at the date of this Agreement, each member of the Group, other than the Obligors, is dormant and has no assets or operations.

15.22     Repetition

The Repeating Representations are deemed to be made by each Obligor to the Lender by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

16.          Information undertakings

The undertakings in this Clause 16 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

16.1         Financial statements

The Company shall supply to the Lender:

(a)           as soon as the same become available, but in any event within 90 days after the end of each of its financial years:

                (i)            its audited consolidated financial statements for that financial year; and

                (ii)           the unaudited financial statements of each Obligor for that financial year (each "Annual Financial Statements");

(b)          as soon as the same become available, but in any event within 45 days after the end of each quarter of each financial year:

                (i)            its consolidated financial statements for that financial quarter; and

                (ii)           the financial statements of each Obligor for that financial quarter (each "Quarterly Financial Statements"); and

(c)           as soon as the same become available, but in any event within 45 days after the end of each Month of each financial year:

                (i)            its monthly management accounts in such form as is made available to management of the Company for that Month (or as may otherwise be agreed between the Company and the Lender); and

                (ii)           if prepared on an individual basis, the monthly management accounts of each Obligor for that Month (each "Monthly Financial Statements").

16.2        Requirements as to financial statements

(a)           Each set of financial statements delivered by the Company pursuant to Clause 16.1 shall be certified by a director of the relevant company as presenting a true and fair view (in the case of Clause 16.1(a)(i) or fairly representing (in each other case) its financial condition as at the date as at which those financial statements were drawn up.

(b)            The Company shall procure that each set of financial statements delivered pursuant to Clause 16.1 is prepared using GAAP.

(c)            The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 16.1 is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Lender that there has been a change in GAAP, the accounting practices or reference periods and its Auditors deliver to the Lender:

                (i)            a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

                (ii)           sufficient information, in form and substance as may be reasonably required by the Lender, to enable the Lender to make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

16.3        Information: miscellaneous

The Company shall supply to the Lender:

(a)          all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

(b)          promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect; and

(c)          promptly, such further information regarding the financial condition, business and operations of any member of the Group as the Lender may reasonably request.

16.4        Notification of default

(a)           Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)          Promptly upon a request by the Lender, the Company shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

16.5         "Know your customer" checks

(a)           If:

                (i)            the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

                (ii)           any change in the status of an Obligor after the date of this Agreement; or

                (iii)          a proposed assignment or transfer by the Lender of any of its rights and obligations under this Agreement,

obliges the Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

16.6        Weekly Conference Calls

The Company shall procure that the following persons (each, for the purposes of this Clause, an "Obligor Call Party") participate in a weekly conference call with a representative of the Lender held on a Business Day during normal business hours as notified to the Company and the Borrower by the Lender at least one day in advance of such call during which call the Obligor Call Parties shall discuss, and consult with the Lender on, the proposed expenditure of the Group during such week (with respect to each such week, a "Weekly Conference Call"): each of (i) Mr. Warren Mobley and/or Mr. Donald Miller-Jones, (ii) the general director of the Borrower and (iii) the chief financial officer of the Company (Mr. Andrew M. O'Shea).  Other officers of the Lender, the Company or the Borrower may attend the call at the invitation of an Obligor Call Party.  Prior to each Weekly Conference Call, the Company shall ensure that an agenda for such call is delivered to each Obligor Call Party.

17.          General undertakings

The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force and, where stated to be given by an Obligor, are given by each Obligor in respect of itself and its Subsidiaries.

17.1        Authorisations

Each Obligor shall promptly:

(a)           obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)           supply certified copies to the Lender of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

17.2        Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would impair its ability to perform its obligations under the Finance Documents.

17.3        Negative pledge

(a)          No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)          No Obligor shall (and the Company shall ensure that no other member of the Group will):

                (i)            sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

                (ii)           sell, transfer or otherwise dispose of any of its receivables on recourse terms;

                (iii)          enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

                (iv)          enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)          Paragraphs (a) and (b) above do not apply to:

                (i)           any Security listed in Schedule 5 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

                (ii)          any lien arising by operation of law and in the ordinary course of trading provided any Financial Indebtedness arising is not outstanding for more than thirty days; or

                (iii)          any Security entered into pursuant to the Term Loan Facility Agreement.

17.4       Disposals

(a)          No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)          Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

                (i)           made in the ordinary course of trading of the disposing entity;

                (ii)          which constitutes the resale of securities subscribed in a Conversion Offering permitted under Clause 17.9(a); or

                (iii)          which constitutes the sale of Conversion Offering Stock to the extent that the aggregate sale price of all such stock sold pursuant to this Clause 17.4(b)(iii) does not exceed $1,000,000.

17.5       Merger

No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction.

17.6       Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement.

17.7        Financial Indebtedness

No Obligor shall (and the Company shall ensure that no other member of the Group will) incur or permit to subsist any Financial Indebtedness other than:

(a)           amounts due under any Finance Documents;

(b)           amounts owed to an Obligor;

(c)           amounts due under the Andersen Land Mortgage except to the extent the principal amount due thereunder exceeds the amount stated in Schedule 5 (Existing Security); and

(d)           up to $1,650,000 in principal amount due under the Convertible Debenture.

17.8        Loans

No Obligor shall (and the Company shall ensure that no other member of the Group will) make any loans or grant any Financial Indebtedness to any person other than:

(a)           normal trade credit; and

(b)           loans between Obligors.

17.9        Acquisitions

No Obligor shall (and the Company shall ensure that no other member of the Group will) acquire or subscribe for shares or securities in any company or acquire any business or invest in any joint venture, in each case, without the prior written consent of the Lender other than acquisitions or subscriptions for shares or securities in connection with a Conversion Offering to the extent that the aggregate price of all such acquisitions and subscriptions by any member of the Group does not exceed $1,000,000 (without taking into account the price of any acquisition or subscription of such further shares or securities within 30 days of the relevant Conversion Offering purchased solely using the proceeds of sale of the same class of shares or securities acquired or subscribed in such Conversion Offering.

17.10     Amendments to Documents

No Obligor shall agree to any amendment of any of its constitutional documents which could be reasonably expected to materially and adversely effect the interests of the Lender under any of the Finance Documents.

17.11      Pari Passu Ranking

Each Obligor shall ensure that the claims of the Lender under the Finance Documents will at all times rank at least pari passu in right and priority of payment with the claims of all its other present and future unsecured and unsubordinated creditors except those whose claims are preferred solely by operation of law.

17.12      Insurances

Each Obligor shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

17.13     Taxes

Each Obligor shall pay when due (or before any material Tax liability may be imposed), all Taxes imposed upon it or any of its assets, income or profits on any transactions undertaken or entered into by it except in relation to any bona fide tax dispute for which proper provision has been made in its accounts.

17.14      Arm's Length Transactions

No Obligor will enter into any agreement or arrangement with persons other than members of the Group other than on an arm's length basis save as may otherwise permitted under this Agreement.

17.15     Environmental Undertakings

Each Obligor shall:

(a)           comply with all Environmental Approvals and Environmental Laws applicable to it;

(b)           obtain and maintain to the satisfaction of all relevant regulatory bodies all Environmental Approvals applicable to it; and

(c)           promptly upon receipt of the same notify the Lender of any claim, notice or other communications served on it in relation to any Environmental Law or Environmental Approval applicable to it.

17.16      Shares

(a)           Other than with respect to the Private Placement and performance of the Company's obligations under annex III, to the Subscription Agreement, as amended or supplemented from time to time, no Obligor will allot or issue any relevant securities (as defined in section 80(2) of the Companies Act 1985) other than to another member of the Group which is its immediate Holding Company.

(b)           No Obligor will directly or indirectly redeem, purchase, retire or otherwise acquire any shares or warrants issued by it or otherwise reduce its capital, other than in favour of an Obligor.

17.17      Dividends

No Obligor will declare or pay, directly or indirectly, any dividend or make any other distribution or pay any interest or other amounts, whether in cash or otherwise, on or in respect of its share capital or any class of its share capital or set apart any sum for any such purpose, other than:-

                (i)            by a member of the Group to another member of the Group which is a wholly-owned subsidiary of the Company; and

                (ii)           in respect of the Series A Preferred Stock.

17.18     Application of Proceeds

The Borrower shall ensure that, unless otherwise agreed by the Lender in writing or on a Weekly Conference Call, the proceeds of all Loans will be applied only towards those purposes set forth in the Business Plan.

17.19     Restricted Action

Notwithstanding the foregoing provisions of this Clause 17, the Company shall ensure that no member of the Group shall:

(a)           purchase fixed assets, technical equipment (including, without limitation, hardware and software) or television program rights in each case other than any such assets, equipment or rights as may be specified in the Business Plan;

(b)           hire, or terminate the employment of, personnel;

(c)           make any payments in excess of $50,000, or any payment less than $50,000 which forms part of a series of related payments which, taken together with all previous and future expected payments, would be in excess of $50,000, other than, in each case to another Obligor;

(d)           make any payment (other than in the ordinary course of trading, consistent with past practice) otherwise than in accordance with the Weekly Conference Call; or

(e)           commit to do any of the actions set out in paragraphs (a) to (d) above,

other than, in each case, as expressly set out in the Business Plan or with the prior written consent of the Lender, such consent not to be unreasonably withheld, (except that such consent shall be deemed to have been given if the Lender does not notify the Company that it does not so consent within 3 Business Days of the written consent request notified to the Lender by the Company).

17.20      Intellectual property rights

(a)           Except as provided below, each member of the Group must:

                (i)            make any registration and pay any fee or other amount that is necessary to keep the Intellectual Property Rights that are material to the business of a member of the Group in force;

                (ii)           record its interest in those Intellectual Property Rights;

                (iii)          take such steps as are necessary and commercially reasonable (including the institution of legal proceedings) to prevent third parties infringing those Intellectual Property Rights; and

                (iv)          not enter into licence arrangements in respect of those rights.

(b)          Paragraph (a) does not apply to:

                (i)            licence arrangements entered into with members of the Group for so long as they remain members of the Group; or

                (ii)           licence arrangements entered into on normal commercial terms and in the ordinary course of its business.

17.21      Fees

Other than with the prior written consent of the Lender, the Group must not incur any management, technical or consulting fees in favour of any Restricted Person (other than in the ordinary course of trading consistent with past practice).

17.22      Pension schemes

(a)           Each member of the Group must be:

                (i)            in substantial compliance with any laws or contract relating to any of its pension schemes; and;

                (ii)           maintain and fund its pension schemes to at least the extent required by local law and practice.

(b)           Each Obligor must supply the Lender with a copy of any report in respect of any pension scheme operated by it or any of its Subsidiaries that the Lender may reasonably request.

18.          Events of Default

Each of the events or circumstances set out in Clause 18 is an Event of Default.

18.1        Non-payment

An Obligor does not pay within 2 Business Days of the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable.

18.2        Other obligations

(a)           An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 18.1 (Non-payment)).

(b)           No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Lender giving notice to the Company or the Company becoming aware of the failure to comply.

18.3         Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

18.4         Cross default

(a)           Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)           Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)           Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)           Any creditor of any member of the Group becomes entitled to cancel or suspend any commitment or declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

18.5         Insolvency

(a)           A member of the Group is or is deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)           The value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

(c)           A moratorium is declared in respect of any indebtedness of any member of the Group.

18.6        Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)           the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group;

(b)           a composition, compromise, assignment or arrangement with any creditor of any member of the Group;

(c)           the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or

(d)           enforcement of any Security over any assets of any member of the Group,

or any analogous procedure or step is taken in any jurisdiction.

18.7         Creditors' process

Any expropriation, attachment, sequestration, distress or execution affects any material asset or assets of a member of the Group and is not discharged within 5 Business Days.

18.8         Ownership of the Obligors

An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company.

18.9         Finance Documents

(a)           It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

(b)           Any Finance Document ceases to be in full force and effect or ceases to contribute the legal, valid, binding and enforceable obligation of any Obligor.

(c)           An Obligor repudiates or expresses an intention to repudiate, a Finance Document.

18.10      Audit Qualification

The Auditors qualify their report on any audited Accounts of any Obligor in terms or as to issues which in the reasonable opinion of the Lender demonstrate that an Event of Default referred to in Clause 18.13 (Material adverse change) has occurred or is reasonably likely to occur.

18.11     Cessation of Business

An Obligor ceases or threatens to cease to carry on its business.

18.12     Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

18.13     Material adverse change

An event or series of events (whether related or not) occurs that has, or is reasonably likely to have, a Material Adverse Effect.

18.14     Expropriation

The authority or ability of any Obligor to conduct its business is curtailed by any regime, expropriation, nationalisation or intervention by or on behalf of any governmental, regulatory or other authority.

18.15     Acceleration

On and at any time after the occurrence of an Event of Default the Lender may, by notice to the Company:

(a)           cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)           declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)           declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Lender.

SECTION 9
CHANGES TO PARTIES

19.          Changes to the Lender

19.1         Assignments and transfers by the Lender

Subject to this Clause 19, the Lender (the "Existing Lender") may:

(a)           assign all of its rights; or

(b)           transfer by novation all of its rights and obligations, to another person (the "New Lender").

19.2         Conditions of transfer

(a)           A transfer will only be effective if the procedure set out in Clause 19.4 (Procedure for transfer) is complied with.

(b)           If:

                (i)            the Lender assigns or transfers its rights or obligations under the Finance Documents or changes its Facility Office; and

                (ii)           as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 11 (Tax gross-up and indemnities), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

19.3        Limitation of responsibility of Existing Lender

(a)           Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

                (i)            the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

                (ii)           the financial condition of any Obligor;

                (iii)          the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

                (iv)          the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, and any representations or warranties implied by law are excluded.

(b)           Each New Lender confirms to the Existing Lender that it:

                (i)            has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)           will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)           Nothing in any Finance Document obliges an Existing Lender to:

                (i)            accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 19; or

                (ii)           support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

19.4        Procedure for transfer

(a)           Subject to the conditions set out in Clause 19.2 (Conditions of assignment) a transfer is effected in accordance with paragraph (c) below when the Existing Lender and the New Lender execute an otherwise duly completed Transfer Certificate.

(b)           On the Transfer Date:

                (i)            to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "Discharged Rights and Obligations");

                (ii)           each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; and

                (iii)           the New Lender shall become a Party as the "Lender".

19.5         Copy of Transfer Certificate to Company

The Existing Lender shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

19.6         Disclosure of information

The Lender may disclose to any of its Affiliates and any other person:

(a)            to (or through) whom the Lender assigns or transfers (or may potentially assign or transfer) all its rights and obligations under this Agreement;

(b)            with (or through) whom the Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)            to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation, any information about any Obligor, the Group and the Finance Documents as the Lender shall consider appropriate.

19.7         Sub-participation

Nothing in this Agreement will restrict the ability of the Lender to sub-participate  any of its obligations under this Agreement.

20.           Changes to the Obligors

20.1         Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10
ADMINISTRATION

21.           Conduct of business by the lender

No provision of this Agreement will:

(a)            interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)            oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)            oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

22.           Payment mechanics

22.1         Payments

(a)            On each date on which an Obligor or the Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the other for value on the due date at the time and in such funds specified by the Lender as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)            Payment shall be made to such account in the as the Party receiving the payment specifies on not less than five Business Days' notice to the paying Party.

22.2         Partial payments

(a)            If the Lender receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Lender shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

                (i)             first, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

                (ii)            secondly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

                (iii)           thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)           Paragraph (a) above will override any appropriation made by an Obligor.

22.3         No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

22.4         Business Days

(a)           Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)           During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

22.5         Currency of account

(a)           Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)           Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)           Any amount expressed to be payable in a currency other than dollars  shall be paid in that other currency.

23.          Set-off

(a)           Without prejudice to Clause 8.4(b), the Lender may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by the Lender) against any matured obligation owed by the Lender to that Obligor, regardless of the place of payment or currency of either obligation.  If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange for the purpose of the set-off.

(b)           Without prejudice to Clause 23(a), the Borrower may set off the Termination Fee (as defined in the Subscription Agreement) due from Columbus Nova Investments VIII Ltd. to the Borrower against any matured obligation owed by the Borrower to the Lender.

24.           Notices

24.1         Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

24.2         Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below (with a copy also as identified below).

24.3         Delivery

(a)            Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

                (i)             if by way of fax, when received in legible form; or

                (ii)            if by way of letter, when it has been delivered to the relevant address;

and, if a particular department or officer is specified as part of its address details provided under Clause 24.2 (Addresses), if addressed to that department or officer.

(b)            Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

24.4         Electronic communication

(a)            Any communication to be made between an Obligor and the Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Lender:

                (i)             agrees that, unless and until notified to the contrary, this is to be an accepted form of communication;

                (ii)            notifies the Company in writing of its electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

                (iii)           notifies the Company of any change to its address or any other such information supplied by it.

(b)          Any electronic communication made between an Obligor and the Lender will be effective only when actually received in readable form.

24.5        English language

(a)           Any notice given under or in connection with any Finance Document must be in English.

(b)          All other documents provided under or in connection with any Finance Document must be:

                (i)            in English; or

                (ii)           if not in English, and if so required by the Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

25.          Calculations and certificates

25.1        Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Lender are prima facie evidence of the matters to which they relate.

25.2        Certificates and Determinations

Any certification or determination by the Lender of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

25.3         Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

26.          Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

27.          Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

28.          Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

29.          The company as agent

The Borrower and each other Obligor irrevocably appoints the Company as its agent for the purpose of giving and receiving any notice under a Finance Document, executing and delivering on its behalf any agreement, document, consent or amendment capable of being entered into by that Obligor, under or in connection with any Finance Document.

SECTION 12
GOVERNING LAW AND ENFORCEMENT

30.          Governing law

This Agreement is governed by English law.

31.          LAW AND JURISDICTION

31.1        English Courts

Subject to the option exercisable by the Lender set out in Clause 31.5 (Arbitration):

(a)           the courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings ("Proceedings"), and to settle any Dispute, arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "Dispute") and, for such purposes, irrevocably submit to the jurisdiction of such courts; and

(b)           each Obligor irrevocably waives any objection which it might now or hereafter have to the jurisdiction of the courts of England to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not the most convenient or appropriate forum.

31.2         Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)           irrevocably appoints The Law Debenture Trust Corporation p.l.c as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)           agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

31.3         Non-exclusivity

The submission to the non-exclusive jurisdiction of the English courts in accordance with Clause 31.1 shall not, and shall not be construed so as to, limit the right of the Lender to take Proceedings in any other court of competent jurisdiction.

31.4         Consent to Enforcement, etc.

Each Obligor consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever, irrespective of its use or intended use, of any order or judgement which is made or given in such Proceedings.

31.5         Arbitration

The Lender may elect, by notice to the Company, to settle any Dispute by arbitration in accordance with the following provisions.  Each Obligor hereby agrees that any Dispute may be settled by arbitration in accordance with the Rules of the London Court of International Arbitration (the "Rules") as at present in force by a panel of three arbitrators appointed in accordance with the Rules.  The seat of any reference to arbitration shall be London, England.  The procedural law of any reference to arbitration shall be English law.  The language of any arbitral proceedings shall be English.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Original Parties

Part I
The Obligors

Name of Borrower	Registration number (or equivalent, if any)
ZAO Comcor-TV
Name of Guarantor	Registration number (or equivalent, if any)
Moscow Cablecom Corp.
AGI Technology, Inc.
Ney Technology, Inc.
Andersen Land Corp
New Jersey Precious Metals, Inc.
ABC Moscow Broadband Communication Ltd

Part II
The Original Lender

Name of Original Lender	Commitments
Amatola Enterprises Limited	$4,000,000

SCHEDULE 2
Conditions Precedent

Part I
Conditions Precedent to Initial Utilisation

1.                 Obligors

(a)                   A copy of the constitutional documents of each Obligor.

(b)                   A copy of a resolution of the board of directors of each Obligor (other than the Borrower):

(i)                    approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                  authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                 authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)                   A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d)                   A copy of a resolution signed by all the holders of the issued shares in each Guarantor (other than the Company), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Guarantor is a party.

(e)                   A certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(f)                    A certificate of an authorised signatory of the relevant Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                 Legal opinions

Legal opinions in form and substance satisfactory to the Lender.

3.                 Other documents and evidence

(a)                   Evidence that any process agent referred to in Clause 31.12 (Service of process), if not an Obligor, has accepted its appointment.

(b)                   The Original Financial Statements of each Obligor.

(c)                   Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 13 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(d)                   A copy of any other Authorisation or other document, opinion or assurance that the Lender considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(e)                   The Business Plan.

(f)                    Evidence that the Borrower has opened and maintains an R1 type bank account and is in compliance with any and all currency control regulations issued by the Central Bank of the Russian Federation, including, without limitation, the reservation requirements and evidence that the Borrower has deposited, or shall deposit upon application of the proceeds of the first Utilisation, an amount in Russian roubles into such account in compliance with such regulations and requirements.

(g)                   A duly executed copy of the Fee Letter.

(h)                   A duly executed copy of the fairness opinion referred to in section 8.01(a) of the Subscription Agreement.

SCHEDULE 3
Requests

Part I
Utilisation Request

From:    [Borrower]

To:       [Lender]

Dated:

Dear Sirs

$4,000,000 ZAO ComCor-TV Facility Agreement

dated 26 August 2004 (the "Agreement")

1.                 We refer to the Agreement.  This is a Utilisation Request.  Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.                 We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)
Amount of Utilisation:	[ ]

3.                 We confirm that each condition specified in Clause 4.1 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

[4.]     We certify that the proceeds of all previous Loans have been applied solely in accordance with the Business Plan.*

[4.]/[5.]The proceeds of this Loan should be credited to [account].

[5.]/[6.]This Utilisation Request is irrevocable.

Yours faithfully

.............

authorised signatory for

ZAO ComCor-TV

SCHEDULE 4
FORM OF TRANSFER CERTIFICATE

To:       [The New Lender] (the "New Lender")

From:    [The Existing Lender] (the "Existing Lender")

Dated:

$4,000,000 - ZAO ComCor-TV - Facility Agreement dated 26 August 2004 (the "Agreement")

1.                 We refer to the Agreement.  This is a Transfer Certificate.  Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.                 We refer to Clause 19.4 (Procedure for transfer):

(a)                   The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 19.4 (Procedure for transfer).

(b)                   The Transfer Date is [         ].

(c)                   The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 24.2 (Addresses) are set out in the Schedule.

3.                 The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 19.3 (Limitation of responsibility of Existing Lender).

4.                 This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.                 This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]
[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]
By:	By:

SCHEDULE 5
Existing Security

Name of Obligor	Security	Total Principal Amount of Indebtedness Secured
Andersen Land Corp.	Andersen Land Mortgage	$1,820,000
Borrower	Pledge of assets in favour of ABC Moscow Broadband Communication Limited as security for loan obligations of the Borrower	$5,000,000

SIGNATORIES OF THE AGREEMENT

As Company

MOSCOW CABLECOM CORP.
5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

 By:

As Borrower

ZAO COMCOR-TV
Dm. Ulyanova Street, 7a
Moscow 117036
Russia
Attention:  Michael Silin
Fax:  +7 095 737 5194

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

As Guarantors

MOSCOW CABLECOM CORP.
5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

AGI TECHNOLOGY, INC.
C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

NEY TECHNOLOGY, INC.
C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

ANDERSEN LAND CORP.
C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

NEW JERSEY PRECIOUS METALS, INC.
C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

ABC MOSCOW BROADBAND COMMUNICATIONS LIMITED
C/o 5 Waterside Crossing
Windsor, CT 06095
USA
Attention:  Andrew O'Shea
Fax:  +1 860 298 0685

Copy to:

405 Park Avenue - Suite 1203
New York, NY 10022
USA
Attention:  Thomas L. Seifert
Fax: +1 212 735 0638

Copy to:

55 Brookville Road
Glen Head, NY 11545
USA
Attention:  Oliver R. Grace

By:

By:

As Lender

AMATOLA ENTERPRISES LIMITED

3, Chrysanthou Mylona Street
P.C. 3030, Limassol
Cyprus
Attention: Directors

Copy to:

590 Madison Avenue
38th Floor
New York, NY 10022, USA
Attention:  Ivan Isakov
Fax:  +1 212 308 6623

By: